Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-27507, 333-37306, 333-36445, 333-39547, 333-60816, 333-45827, 333-118074, 333-118076, 333-132317, and 333-132318 of EMCORE Corporation on Form S-8, Registration Statement No. 333-111585 of EMCORE Corporation on Form S-4, Registration Statement Nos. 333-94911, 333-87753, 333-65526, 333-71791, 333-42514, and 333-135639 of EMCORE Corporation on Form S-3, and Amendment No. 1 to Registration No. 333-149860 on Form S-1 of our reports dated December 30, 2008, relating to the consolidated financial statements of EMCORE Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2008.

/s/ DELOITTE & TOUCHE LLP

Dallas, TX
December 30, 2008